                                                                     EXHIBIT 2.1
                      AGREEMENT AND PLAN OF REORGANIZATION


    This Agreement and Plan of Reorganization (the "Agreement") is entered into as of this 30th day of April, 1997, by and among MERCRISTO DEVELOPMENTS, INC., a Delaware corporation ("MDI"), EGYPTIAN ARABIANS INC., an Ontario corporation ("EAI") and RESI CORP., an Ontario corporation ("RESI").

                                  WITNESSETH:

    WHEREAS, RESI owns, or will own, all of the issued and outstanding shares of Common Stock of EAI (the "EAI Shares"); and

    WHEREAS, MDI desires to acquire the EAI Shares solely in exchange for 8,450,000 authorized and unissued shares of Common Stock of MDI, $.001 par value per share (the "MDI Shares"), which at the time of the exchange will represent 51.3% of the issued and outstanding shares of Common Stock of MDI (the "Reorganization").

    NOW, THEREFORE, in consideration of the premises, covenants, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                          TERMS OF THE REORGANIZATION

    1.1 THE EXCHANGE OF SHARES. On the Closing Date, RESI shall deliver duly issued stock certificates representing the EAI Shares to MDI, which certificates shall be delivered free and clear of all liens, security interests, and restrictions. The EAI Shares shall be duly and validly issued and fully paid and non-assessable. Simultaneously with the delivery of the EAI Shares, MDI will issue and deliver to RESI stock certificates representing the MDI Shares, which certificates shall be delivered free and clear of all liens, security interests, and restrictions (other than the standard Securities Act legend which will appear on all such certificates). The MDI Shares shall be duly and validly issued and fully paid and non-assessable.

    1.2 CLOSING. The closing of the transactions contemplated hereby ("Closing") shall occur within ten days of the date on which MDI's Registration Statement on Form 10 is declared effective by the United States Securities and Exchange Commission (the "SEC") at the offices of Harter, Secrest & Emery or at a time or place mutually agreed to by the parties (the "Closing Date").

    1.3 VOTING RIGHTS; DIVIDENDS. The MDI Shares issued to RESI pursuant to this Agreement shall have the same rights and privileges as those shares of MDI's Common Stock currently issued and outstanding, including without limitation voting and dividend rights, and such shares shall not be subject to call by MDI.

    1.4 MDI STOCK. Each MDI Share which is outstanding immediately prior to the Reorganization shall continue to remain outstanding.


                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF MDI

    MDI hereby represents and warrants to EAI and RESI as follows:

    2.1 ORGANIZATION AND QUALIFICATION. MDI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MDI has all requisite corporate power and authority to carry on its business as it is now being conducted and to own or lease its properties and assets. MDI is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction where the failure to be so qualified or licensed would have a material adverse effect on MDI taken as a whole. MDI has heretofore delivered to EAI and RESI complete and correct copies of its Certificate of Incorporation and By-laws, each as amended and currently in effect.

    2.2 CAPITALIZATION. The authorized capital stock of MDI consists of 100,000,000 shares of Common Stock, $.001 par value per share. As of the date hereof, 8,110,519 shares of Common Stock are issued and outstanding. No shares of Common Stock are held as treasury shares. The issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable. MDI has previously delivered to EAI and RESI true, correct and complete copies of its stock record books, which stock record books accurately reflect the record and beneficial ownership of the issued and outstanding shares of MDI Stock. There is no outstanding option, warrant, right, call, subscription or other agreement or commitment which (a) calls for the issuance, sale, pledge or other disposition of any shares of Common Stock of MDI or any securities convertible or exchangeable into, or other rights to acquire, any shares of Common Stock of MDI, (b) obligates MDI to grant, offer or enter into any of the foregoing, or
(c) relates to the voting, transfer or control of such Common Stock, securities or rights.

    2.3 SUBSIDIARIES. MDI has no subsidiaries, nor does MDI own, directly or indirectly, any of the outstanding capital stock or securities convertible into capital stock of any corporation or have any direct or indirect equity or ownership interest in any partnership, joint venture or other business enterprise.

    2.4 AUTHORIZATION. MDI has all requisite corporate power to enter into this Agreement and to carry out its obligations hereunder. Subject to the approval by the stockholders of MDI of this Agreement and the transactions contemplated hereby, (a) the execution and delivery of this Agreement and the due consummation by MDI of the transactions contemplated hereby, have been duly and validly authorized by all necessary

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corporate action on the part of MDI, and (b) this Agreement constitutes (and each other document and instrument contemplated by this Agreement, when executed and delivered in accordance with the provisions hereof, will constitute) a valid and legally binding agreement of MDI enforceable in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, reorganization, insolvency or other laws and court decisions relating to or affecting the enforcement of creditors' rights generally (including but not limited to statutory or other law regarding fraudulent transfers), and (ii) as to the availability of specific performance or other equitable remedies.

    2.5 NO CONFLICTS. Except as disclosed on Schedule 2.5 attached hereto, the execution, delivery and performance of this Agreement by MDI, and consummation of the transactions contemplated hereby:

        (a) will not constitute a conflict with, breach or violation of or default (or an event which with notice or lapse of time or both would become a default) under:

                (i) either MDI's Certificate of Incorporation or By-laws, each as amended to date, or

                (ii) any agreement, instrument, license, franchise or permit to which MDI is subject or by which MDI is bound, or

                (iii) any order, writ, injunction or decree to which MDI is subject or by which MDI is bound, or

                (iv) to the best of MDI's knowledge, any law, rule or regulation to which MDI is subject;

        (b) will not result in or give rise to an adverse claim against any MDI Shares; or

        (c) will not result in the creation of any lien, claim, charge or encumbrance on the properties or assets of MDI (other than resulting from this Agreement).

    2.6 FINANCIAL STATEMENTS. The books and records of MDI are complete and correct in all material respects, have been maintained in accordance with sound business practices, and fully and fairly reflect all of the transactions of MDI. MDI has previously delivered to representatives of EAI true and complete copies of the audited balance sheet of MDI as at January 31, 1997 and the related statements of operations and cash flows and changes in stockholders' equity for the annual period ended on such date, in each case accompanied by the report of Rotenberg & Company, certified public accountants (collectively "MDI Financial Statements"). The MDI Financial Statements have been derived from the accounting books and records of MDI, fairly present the financial position, results of

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operations, stockholders' equity and changes in financial position of MDI as at the dates and for the periods indicated and have been prepared in accordance with generally-accepted accounting principles consistently applied.

    2.7 LACK OF OPERATIONS. MDI is a shell company with no operations and has no assets or liabilities other than those disclosed in the MDI Financial Statements.

    2.8 COMPLIANCE WITH LAWS.

        (a) MDI is not acting, or permitting to exist a condition which is, in contravention or violation of any applicable law, regulation, ordinance, order, injunction or decree, or any other requirement of any governmental body, court or self-regulatory authority, nor has MDI failed to remedy any such previously-existing violation, which could have a material adverse effect on MDI. No assertion of any such violation or noncompliance has been received by MDI. MDI shall comply with all applicable securities laws both prior and subsequent to the Closing Date.

        (b) Neither MDI nor any officer, director or employee of MDI has been the subject of any disciplinary proceeding or order of any governmental authority or self-regulatory authority arising under securities laws and regulations and no such disciplinary proceeding or order is pending or, to the best of MDI's knowledge, contemplated; and neither MDI nor any officer, director or employer of MDI has been permanently enjoined by any order, judgment or decree of any court, governmental authority or self-regulatory authority from engaging in or continuing any conduct or practice in connection with any activity or in connection with the purchase or sale of any security.

    2.9 CONTRACTS. MDI is not a party to nor bound by any oral or written contract, commitment or arrangement that is material to MDI.

    2.10 LITIGATION. There is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or, to MDI's best knowledge, threatened against or affecting MDI or any of its assets which, if adversely determined, could adversely affect the business, the operations or properties, or the condition, financial or otherwise, of MDI or the ability of MDI to consummate the transactions contemplated hereby. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against MDI and, to MDI's best knowledge, there is no basis for any action, suit, proceeding or investigation against MDI. No such action, suit, proceeding, known investigation, judgment, decree, injunction, rule or order arises out of the employment of labor, equal employment opportunity, occupational health and safety, economic stabilization or environmental protection. To the best of MDI's knowledge, MDI is not in default with respect to any order, injunction or decree of any court or governmental department, commission, board or agency, and no such

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order, injunction or decree is now in effect which restrains the operations or the use of the properties of MDI.

    2.11 BROKERS AND FINDERS. Neither MDI nor any officer, director or employee of MDI has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

    2.12 CONFLICTS OF INTEREST. Except as set forth on Schedule 2.12 attached hereto, MDI is not a party to any contract with any officer, director or 5% (or greater) stockholder of MDI, any relative of any of the foregoing, or any entity controlling, controlled by or under common control with any of the foregoing.

    2.13 ACCURACY AND COMPLETENESS OF REPRESENTATIONS AND WARRANTIES. No representation or warranty made by MDI in this Agreement and no statement contained in any document, instrument, Schedule or Exhibit referenced herein prepared by MDI and to be delivered by MDI contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances in which they are made, not misleading.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF EAI AND RESI

    EAI, for itself and on behalf of its subsidiaries, 622291 Ontario Inc. ("622291") and Edwards Arabians Inc. ("Edwards"), and RESI hereby jointly and severally represent and warrant to MDI as follows:

    3.1 ORGANIZATION AND QUALIFICATION. Each of EAI, 622291 and Edwards is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada. Each of EAI, 622291 and Edwards has all requisite corporate power and authority to carry on its business as it is now being conducted and to own or lease its properties and assets. Each of EAI, 622291 and Edwards is duly qualified or licensed to do business as an extra-provincial foreign corporation in good standing in every jurisdiction where the nature of its business or the location or character of its owned or leased property requires it to be so qualified or licensed. Each of EAI, 622291 and Edwards has heretofore delivered to MDI complete and correct copies of its Certificate of Incorporation and By-laws, each as amended and currently in effect.

    3.2 CAPITALIZATION. The authorized capital stock of EAI consists of an unlimited number of First Preferred Shares, Second Preferred Shares, Third Preferred Shares and Common Shares, all as more particularly described in EAI's Certificate of Incorporation. After giving effect to the reorganization of 622291, to be completed prior to or

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contemporaneously with the Closing Date, 1,000 shares of EAI Common Stock will be issued and outstanding, all of which will be owned by RESI, and no shares of any class of Preferred Stock will be issued or outstanding. No shares of Common Stock or Preferred Stock are held as treasury shares. The shares of EAI Common Stock to be issued to RESI will be validly issued, fully paid and non-assessable. EAI has previously delivered to MDI true, correct and complete copies of its shareholders' ledger, which stock record books accurately reflect the record and beneficial ownership of the issued and outstanding shares of EAI Common Stock. There is no outstanding option, warrant, right, call, subscription or other agreement or commitment which (a) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of EAI or any securities convertible or exchangeable into, or other rights to acquire, any shares of capital stock of EAI, (b) obligates EAI to grant, offer or enter into any of the foregoing, or (c) relates to the voting, transfer or control of such capital stock, securities or rights. All of the issued and outstanding shares of capital stock of 622291, after giving effect to the reorganization of 622291, will be owned by EAI, and all of the issued and outstanding shares of capital stock of Edwards are and will be owned by 622291.

    3.3 SUBSIDIARIES. Except for 622291 and Edwards, EAI has no subsidiaries, nor does EAI own, directly or indirectly, any of the outstanding capital stock or securities convertible into capital stock of any corporation or have any direct or indirect equity or ownership interest in any partnership, joint venture or other business enterprise.

    3.4 AUTHORIZATION. Each of EAI and RESI has all requisite corporate power to enter into this Agreement and to carry out its respective obligations hereunder. The execution and delivery of this Agreement and the due consummation by EAI and RESI of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of EAI and RESI, and this Agreement constitutes (and each other document and instrument contemplated by this Agreement, when executed and delivered in accordance with the provisions hereof, will constitute) a valid and legally binding agreement of EAI and RESI, enforceable in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, reorganization, insolvency or other laws and court decisions relating to or affecting the enforcement of creditors' rights generally (including but not limited to statutory or other law regarding fraudulent transfers), and (ii) as to the availability of specific performance or other equitable remedies.

    3.5 NO CONFLICTS. Except as disclosed on Schedule 3.5 attached hereto, the execution, delivery and performance of this Agreement by EAI and RESI, and the consummation of the transactions contemplated hereby:

        (a) will not constitute a conflict with, breach or violation of or default (or an event which with notice or lapse of time or both would become a default) under: (i) either EAI's or RESI's Certificate of Incorporation or By-laws, each as amended to date, or (ii) any agreement, instrument, license, franchise or permit to which EAI, 622291, Edwards or RESI

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is subject or by which EAI, 622291, Edwards or RESI is bound, or (iii) any order, writ, injunction or decree to which EAI, 622291, Edwards or RESI is subject or by which EAI, 622291, Edwards or RESI is bound, or (iv) to the best of EAI's knowledge, any law, rule or regulation to which EAI, 622291, Edwards or RESI is subject;

        (b) will not result in or give rise to an adverse claim against any EAI Shares; or

        (c) will not result in the creation of any lien, claim, charge or encumbrance on the properties or assets of EAI, 622291, Edwards or RESI (other than resulting from this Agreement).

    3.6 CONSENTS AND APPROVALS. Neither EAI nor RESI is required to submit any notice, report or other filing to or obtain any consent or approval from any governmental authority or third party in connection with the execution and delivery by EAI and RESI of this Agreement or the consummation of the transactions contemplated hereby.

    3.7 FINANCIAL STATEMENTS. The books and records of 622291 and Edwards are complete and correct in all material respects, have been maintained in accordance with sound business practices, and fully and fairly reflect all of the transactions of 622291 and Edwards. EAI has previously delivered to MDI true and complete copies of the audited consolidated balance sheets of 622291 and its subsidiaries as at January 31, 1997, 1996, 1995, 1994 and 1993, and the related statements of operations and cash flows and changes in stockholders' equity for the annual periods ended on such dates, in each case accompanied by the reports of Mario Dumas, Chartered Accountant (collectively the "EAI Financial Statements"). The EAI Financial Statements have been derived from the accounting books and records of 622291 and its consolidated subsidiaries, fairly present the financial position, results of operations, stockholders' equity and changes in financial position of 622291 and its consolidated subsidiaries as at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles and 622291's historical accounting practices and principles, consistently applied.

    3.8 RECEIVABLES. The accounts receivable of 622291 reflected in the EAI Financial Statements as of January 31, 1997 are valid and created in the ordinary course of business, except as set forth in the allowance for bad debts in such EAI Financial Statements.

    3.9 AMOUNTS DUE. The amounts due from partnerships and amounts due from related parties as reflected in the EAI Financial Statements as of January 31, 1997 are, to the best of EAI's knowledge, collectible in the ordinary course of business.

    3.10 UNDISCLOSED LIABILITIES. To the best of EAI's knowledge, except for liabilities incurred in the ordinary course of business subsequent to January 31, 1997, neither 622291 nor Edwards has any liability, obligation or expense (whether due or to become due, known

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or unknown, absolute, contingent or otherwise), including but not limited to liabilities for taxes, other than (a) those liabilities fully and adequately reflected or reserved against in the EAI Financial Statements and not paid or discharged after the date thereof, or (b) those liabilities listed or described on Schedule 3.10 attached hereto. Except as set forth on Schedule 3.10, to the best of EAI's knowledge, neither 622291 nor Edwards has any obligation (absolute, contingent or otherwise) to provide funds on behalf of, or to guarantee or assume any debt, liability or obligation of any other corporation, partnership, association, joint venture, individual or other person.

    3.11  REAL PROPERTY.

        (a) Attached hereto as Schedule 3.11(a) is a complete list or description of all real property (the "Real Property") which is owned by 622291. To the best of EAI's knowledge, 622291 has good and marketable title to the Real Property owned by it, free and clear of liens, charges and encumbrances, except, in each case, as otherwise specified in Schedule 3.11(a). To the best of EAI's knowledge, 622291 is not in violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to the Real Property or any operations conducted thereon.

        (b) No proceedings for the taking of any of the Real Property by eminent domain by any governmental authority are pending or, to the best of EAI's knowledge, threatened.

        (c) Attached hereto as Schedule 3.11(c) is a list of each lease of real property (including amendments thereto) to which either 622291 or Edwards is a party. There are no contractual obligations, agreements in principle or present plans for either 622291 or Edwards to enter into new leases of real property or to renew or amend existing leases of real property prior to the Closing Date.

    3.12 ENVIRONMENTAL MATTERS. To the best of EAI's knowledge without performing or causing to be performed any independent examination thereof, except as disclosed on Schedule 3.12 attached hereto, (a) there has been no release of any hazardous substance by 622291 or Edwards at or from any of the Real Property or facilities owned or used by either 622291 or Edwards (b) there has been no disposal of any hazardous substance by 622291 or Edwards at or on any of the Real Property or facilities owned or used by either 622291 or Edwards
(c) neither 622291 nor Edwards has placed any hazardous substances in or on any of the Real Property or facilities owned or used by either 622291 or Edwards (d) neither 622291 nor Edwards has generated, treated or stored any hazardous substances at or on any Real Property or facilities which it owns or uses, (e) there has been no disposal or arrangement for disposal of hazardous substances by either on any property not now owned or leased by either 622291 or Edwards, and (f) neither 622291 nor Edwards has placed any underground storage tanks at the Real Property or facilities owned or used by 622291 or Edwards.

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    3.13  PERSONAL PROPERTY.

        (a) Each of 622291 and Edwards has the unconditional right to use all properties, assets and rights set forth on the EAI Financial Statements and all other properties, assets and rights owned or used by them, except for (i) limitations imposed by the terms of the applicable lease, in the case of leased property, (ii) defects in title, mortgages, liens, security interests, charges and encumbrances disclosed in Schedule 3.13, and (iii) such restrictions on use as do not materially impair the value of such properties, assets and rights or the business of 622291 or Edwards ("Permitted Liens"). Each of 622291 and Edwards has good and marketable title to all of the tangible personal properties, assets and rights owned by it, free and clear of all mortgages, liens, security interests, charges and encumbrances, except for Permitted Liens.

        (b) All leases, subleases and other agreements under which each of 622291 and Edwards is lessee or lessor of any property, real or personal, are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto enforceable in accordance with their respective terms (except as such enforcement may be limited by bankruptcy, reorganization, insolvency or other laws and court decisions relating to or affecting the enforcement of creditors' rights generally, including but not limited to statutory or other law regarding fraudulent transfers, and except as to the availability of specific performance or other equitable remedies), and grant the leasehold estates they purport to grant free and clear of all mortgage, liens, security interest, charges or encumbrances whatsoever, except for Permitted Liens. There is not, under any of such instruments, any claimed default or any event of default or event which with notice or lapse of time or both would constitute an event of default.

        (c) Except as disclosed on Schedule 3.13, all machinery, equipment and other tangible personal property owned or used by each of 622291 and Edwards is free from any material defect and is capable of being used in the ordinary and usual course of business as presently conducted by each of 622291 and Edwards.

    3.14 INSURANCE. Schedule 3.14 contains a complete list of all policies of insurance and fidelity and surety bonds now in force with respect to each of 622291 and Edwards and their respective Directors, officers and employees (including the expiration date, premium amount and coverage under each such policy and bond), and a complete list of all pending claims in excess of $5,000 under any of such policies or bonds. To the best of EAI's knowledge, each of 622291 and Edwards has complied in all material respects with the terms, obligations and provisions of each such policy and bond.

    3.15  COMPLIANCE WITH LAWS.

        (a) All material permits, licenses, operating certificates, orders or approvals of any federal, state, local or foreign governmental agency or self-regulatory authority

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(hereinafter collectively, "permits") currently held by each of 622291 and
Edwards or their officers, Directors, agents, or employees, as the case may be, with respect to the assets, properties or business of 622291 and Edwards, are in full force and effect. Such permits constitute all of the permits necessary to
(i) the ownership or use of the properties and assets of each of 622291 and Edwards, (ii) the conduct of the businesses of each of 622291 and Edwards, and
(iii) the conduct of activities (as presently conducted) by the officers, Directors, agents and employees (as the case may be) of each of 622291 and Edwards, and the failure to obtain which could have a material adverse effect upon EAI and its subsidiaries taken as a whole. To the best of EAI's knowledge, all material permits with respect to the assets, properties or business of each of 622291 and Edwards, are in full force and effect. To the best of EAI's knowledge, no material violations are or have been recorded in respect of, and no threat of revocation has been received with respect to, the foregoing permits of 622291 and Edwards.

        (b) Neither 622291 nor Edwards is acting, or permitting to exist a condition which is in contravention or violation of any applicable law, regulation, ordinance, order, injunction or decree, or any other requirement of any governmental body, court or self-regulatory authority, nor has 622291 or Edwards, to the best of EAI's knowledge, failed to remedy any such previously existing violation, which could have a material adverse effect on the business of EAI and its subsidiaries taken as a whole. No assertion of any such violation or noncompliance has been received by either 622291 or Edwards.

        (c) Except as disclosed on Schedule 3.15(c) attached hereto, neither 622291 nor Edwards nor any officer, Director or employee of 622291 or Edwards has been the subject of any disciplinary proceeding or order of any governmental authority or self-regulatory authority arising under securities laws and regulations and no such disciplinary proceeding or order is pending or, to the best of EAI's knowledge, contemplated; and neither 622291 nor Edwards nor any officer, Director or employee of 622291 or Edwards has been permanently enjoined by any order, judgment or decree of any court, governmental authority or self-regulatory authority from engaging in or continuing any conduct or practice in connection with any activity or in connection with the purchase or sale of any security.

        (d) Neither 622291 nor Edwards has failed to file any report or return which is or may be required by law, rule, regulation or policy of any governmental authority or self-regulatory authority, or failed to pay any dues, fees or charges which are due or have been assessed against it in respect of membership or registration with any governmental authority or self-regulatory authority, which failure could have a material adverse effect upon 622291 or Edwards.

    3.16 TAXES. All federal, provincial and local tax returns, reports and declarations (hereinafter collectively, "returns") required to be filed in connection with the properties, assets, operations, income, expenses, net worth and franchises (hereinafter the "business") of 622291 and Edwards have been timely filed, and such returns are true, correct and complete;

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and all taxes and governmental charges (including, without limitation, any interest and penalties) due pursuant to such returns or otherwise due, levied or assessed with respect to the businesses of 622291 and Edwards have been paid, other than taxes or charges which (a) are not yet due, or if due, are not yet delinquent, (b) are being contested in good faith, or (c) have not been finally determined and, in each case, for which adequate reserves have been established in the EAI Financial Statements in accordance with generally accepted accounting principles, consistently applied. There is no agreement for the extension of the time of any assessment of any tax with respect to the business of 622291 or Edwards, and there are no audits of any tax return of 622291 or Edwards currently in progress. There are no claims or proceedings pending with respect to the business of 622291 or Edwards, for past-due taxes, and, to the best of EAI's knowledge, no such claims or proceedings are threatened. Neither 622291 nor Edwards has received any notice of any tax lien with respect to its business having been filed in any jurisdiction. The income tax returns of each of 622291 and Edwards have never been audited.

    3.17 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 31, 1997, other than changes in the ordinary course of business, there has been no material adverse change in the business, results of operations, assets, financial condition or prospects or in the manner of conducting the business of 622291 or Edwards, or, to the best of EAI's knowledge, no fact or condition exists, is contemplated or is threatened that might cause such a change in the future.

    3.18 LITIGATION. There is no litigation, proceeding or governmental or self-regulatory authority investigation pending, or any judgment, order, injunction or decree outstanding, against or related to 622291 or Edwards or any officer, Director or employee of 622291 or Edwards or, to the best of EAI's knowledge, any partner, agent or employee of 622291 or Edwards, which if determined adversely would materially and adversely affect 622291 or Edwards, nor to the best of EAI's knowledge: (i) is any such litigation, proceeding or investigation threatened, or (ii) does any specific basis for any such litigation, proceeding or investigation exist.

    3.19 BROKERS AND FINDERS. Neither 622291 nor Edwards nor any officer, Director or employee of 622291 or Edwards has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

    3.20 CONTRACTS. Except as set forth in Schedule 3.20 attached hereto, neither 622291 nor Edwards is a party to nor bound by any oral or written contract, commitment or arrangement (a "Contract") which is:

        (a) for the employment of any officer or individual employee (not including registered representatives);

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        (b)  with any labor union;

        (c) in the nature of a (i) confidentiality agreement, (ii) royalty,
(iii) license, or (iv) an agreement for the acquisition of intangible property rights that is material to the conduct of the business of 622291 or Edwards, or
(v) any other agreement that is material to the conduct of the business of 622291 or Edwards;

        (d) in the nature of a non-competition agreement which in any way restricts the right of 622291 or Edwards to conduct business;

        (e) in the nature of a management or consulting agreement (other than financial or consulting agreements entered into in the ordinary course of business);

        (f) not performable within one calendar year; or

        (g) not in the ordinary course of business.

Except as disclosed on Schedule 3.20, each Contract to which 622291 or Edwards is a party is valid, binding and in full force and effect, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, reorganization, insolvency or other laws and court decisions relating to or affecting the enforcement of creditors' rights generally (including but not limited to statutory or other law regarding fraudulent transfers), and (ii) as to the availability of specific performance or other equitable remedies. Each of 622291 and Edwards has been paid in full or accrued all amounts due under each such Contract, has satisfied in full or provided for all of its liabilities and obligations thereunder and, to the best of EAI's knowledge, each of 622291 and Edwards is not in default under any such Contract, nor is any other party thereto in default thereunder. Neither 622291 nor Edwards is a party to or bound by any Contract which materially and adversely affects the business, operations or financial condition of EAI and its subsidiaries taken as a whole.

    3.21 LABOR. Except as disclosed on Schedule 3.21 attached hereto, each of 622291 and Edwards has complied in all material respects with all applicable federal, provincial and local laws and ordinances relating to the employment of labor, including the provisions thereof relating to wages, hours, employee benefit plans and the payment of applicable taxes, and is not liable for any arrears of wages or any tax relating thereto (except for currently accrued and unpaid wages and except for currently accrued withholding, payroll, unemployment and other applicable taxes, payment of which is not overdue) or penalties for failure to comply with any of the foregoing, and has received no notice to the contrary from any governmental agency. There have not been any disputes between 622291 or Edwards and their respective employees which have involved organized labor strikes or work stoppages, proceedings before any court or agency alleging any unfair labor practice, wage-hour violation, unlawful discrimination in employment practices or other violation of labor law, or any grievance or arbitration proceedings at any time since December 31, 1993.

    3.22 INTANGIBLE PROPERTY. Except as set forth on Schedule 3.22 attached hereto, each of 622291 and Edwards owns, or has valid, binding and enforceable rights to use, any and all patents, trademarks, trade names, service marks, service names, copyrights, applications therefor ("Intangible Property") used or held for use in connection with its business, in each case free and clear of any lien, security interest, charge or encumbrance, subject to no interference and without any known conflict with the rights of others. Schedule 3.22 sets forth a complete list of all such Intangible Property owned by or licensed to 622291 or Edwards where any such Intangible Property has been registered or filed with the United States Patent or Trademark Office or the corresponding office of any other jurisdictions. Neither 622291 or Edwards has infringed, misappropriated, misused or been charged with (or, to the best of EAI's knowledge, been threatened to be charged with), and neither 622291 nor Edwards has received any notice with respect to, infringement, misappropriation or misuse of any Intangible Property owned or claimed by another. Except as disclosed on
Schedule 3.22, neither 622291 nor Edwards has granted any outstanding licenses or other rights, or obligated itself to grant licenses or other rights in or to any of the Intangible Property owned, used by or licensed to 622291 or Edwards.

    3.23 DIRECTORS, OFFICERS AND KEY EMPLOYEES. Schedule 3.23 sets forth the names, addresses and salaries of the officers and Directors of 622291 and Edwards and other key employees of 622291 and Edwards. Except as set forth on
Schedule 3.23, none of the persons listed thereon has received any wage or salary increase or bonus since January 31, 1997 and there has not been any accrual for or commitment or agreement by 622291 or Edwards to pay the same.

    3.24 CONFLICTS OF INTEREST. Except as set forth on Schedule 3.24 attached hereto, neither 622291 or Edwards is a party to any contract with any officer, Director or 5% (or greater) shareholder of 622291 or Edwards, any relative of any of the foregoing, or any entity controlling, controlled by or under common control with any of the foregoing.

    3.25 ACCURACY AND COMPLETENESS OF REPRESENTATIONS AND WARRANTIES. No representation or warranty made by EAI and RESI in this Agreement and no statement contained in any document, instrument, Schedule or Exhibit referenced herein prepared by EAI and to be delivered by EAI contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances in which they are made, not misleading.


                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

    4.1 MDI COVENANTS BETWEEN SIGNING AND THE CLOSING DATE. During the period commencing on the date hereof and continuing until the Closing Date, MDI covenants and agrees that it will not issue any shares of its Common Stock, amend its Certificate of Incorporation or By-laws except as contemplated hereby or enter into any transaction the effect of which would be to dilute the ownership interest in MDI to be received by RESI upon the consummation of the transactions contemplated hereby.

    4.2 EAI COVENANTS BETWEEN SIGNING AND THE CLOSING DATE. During the period commencing on the date hereof and continuing until the Closing Date, EAI for itself and on behalf of 622291 and Edwards, covenants and agrees as follows:

        (a) 622291 and Edwards each shall conduct their businesses in, and only in, the regular and ordinary course in substantially the same manner as heretofore conducted, use their best efforts to preserve and protect their businesses, rights, properties and assets, and, to the extent consistent with such businesses, use their best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their good will and business shall be unimpaired at the Closing Date. Without limiting the generality of the foregoing, neither EAI, 62291 nor Edwards shall (without the prior written consent of MDI):

          (i) issue any shares of capital stock, except as contemplated in connection with the reorganization of 622291 and capitalization of EAI;

          (ii) amend its Certificate of Incorporation or By-laws;

          (iii) adjust, split, combine or reclassify any shares of capital stock;

          (iv) make, declare or pay any dividend or make any other distribution on, or directly or indirectly issue, redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

          (v) except as otherwise provided herein, grant any stock appreciation rights, stock options or other rights to share in the equity value of EAI, 62291 or Edwards;

          (vi) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets, or cancel, release or assign any indebtedness to it or any claims held by it, except transactions in the ordinary course of its business;

          (vii) except for transactions in the ordinary course of its business, make any material investment, either by purchase of stock or securities, loans, contributions to capital, property transfers, or purchase of assets, of any other person, corporation, partnership or other entity;

          (viii) enter into any contract unrelated to employment with any present or former shareholders, directors, officers, employees or consultants involving the expenditure of more than $10,000 as to any one contract or commitment or $50,000 in the aggregate as to all such contracts or commitments;

          (ix) pay any pension or retirement allowance not required by any existing plan or agreement to any employee, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare plan or agreement, or any other fringe benefit plan or arrangement, with or for the benefit of any employee;

          (x) increase the compensation of any executive officer or enter into any employment agreements, understandings or arrangements with any other persons which, in the aggregate, involve expenditures of more than $100,000;

            (xi) agree to, or make any commitment to, take any of the actions prohibited by this Section 4.2(a).

    4.3 MUTUAL COVENANTS BETWEEN SIGNING AND CLOSING DATE.

        (a) Each of MDI and EAI covenants and agrees to use its best efforts to comply promptly with (and furnish information to the other parties in connection with) any and all requirements that federal or state law may impose on it or them, as the case may be, with respect to the Reorganization, including but not limited to MDI's filing with the SEC a Registration Statement on Form 10.

        (b) Each of MDI and EAI, covenants and agrees to afford to the other and to the other's accountants, counsel and other representatives, full access, during normal business hours during the period prior to the Closing Date or the earlier termination of this Agreement, to all of the properties, books, contracts, commitments and records (including the working papers of the independent auditors in connection with their audits or other services performed) of MDI or EAI (including 622291 and Edwards) as the case may be, and, during such period, MDI and EAI each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by any MDI and EAI, as the case may be, during such period pursuant to the requirements of applicable securities laws, and (ii) all other information concerning the business, properties and personnel of MDI or EAI, as the case may be, as the other may reasonably request. Such investigation shall not affect the representations and warranties of MDI, EAI or RESI contained or provided for herein.

        (c) MDI and EAI each covenants and agrees to advise the other promptly, both orally and in writing, of any change in the business, results of operations, financial condition, assets, liabilities or prospects of MDI or EAI (including 622291 and Edwards), as the case may be, that is or may be materially adverse to the other.

        (d) MDI and EAI each covenants and agrees that if any action, suit, proceeding or investigation of any nature is commenced against either of them or their subsidiaries, whether before or after the Closing Date, it shall cooperate with the other and shall use its best efforts to defend against the same and respond thereto.

    4.4 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by EAI or 622291.

    4.5 COMMUNICATIONS. From and after the date hereof, except as required by law, neither MDI and EAI (including 622291 and Edwards), will, with respect to the transactions contemplated hereby, issue any press release or make any public statements or mail any communications or letters without the prior approval of the other party and its counsel.

    4.6 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Reorganization and this Agreement, including but not limited to, using its best efforts to obtain all necessary waivers, consents, authorizations and approvals of or exemptions by any governmental authority, self-regulatory authority or third party, and effecting all necessary registrations and filings. In case any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and Directors of MDI or EAI (including 622291 and Edwards), as the case may be, shall take all necessary action.

    4.7 CLOSING CONDITIONS. MDI and EAI will use their best efforts to cause the conditions set forth in Article V to occur; PROVIDED, HOWEVER, that this provision shall not require any party to waive any condition.

    4.8 INTERIM UNAUDITED BALANCE SHEETS. EAI shall deliver or cause to be delivered to MDI, not later than the 30th day of each succeeding calendar month, unaudited balance sheets as at the end of each calendar month subsequent to January 31, 1997, and preceding the calendar month in which the Closing Date occurs.


                                   ARTICLE V

                                   CONDITIONS

    5.1 CONDITIONS TO OBLIGATIONS OF EAI TO PROCEED WITH THE REORGANIZATION. Notwithstanding any other provision of this Agreement, each of the following shall be a condition to the obligation of EAI to consummate the Reorganization:

        (a) All of the representations and warranties made by MDI herein shall have been true as of the date of this Agreement and shall be true as of the Closing Date as though made on and as of the Closing Date, it being understood that all representations and warranties made by MDI herein, if specifically stated to be as of the date hereof, shall also be deemed to be made as of the Closing Date;

        (b) MDI shall have performed every obligation and complied with each agreement, covenant and condition required by this Agreement to be performed or complied with by it prior to or at the Closing Date, and MDI shall have delivered to EAI a certificate dated the Closing Date and signed by its President and its Secretary, certifying to the effect set forth in this Section 5.1(b) and in Section 5.1(a);

        (c) EAI shall have received the following documents from MDI, all of which shall be in a form and substance reasonably acceptable to EAI:

          (i) a certified copy of the resolutions adopted by MDI's Board of Directors approving this Agreement and the transactions contemplated hereby and thereby;

          (ii) a certified copy of the resolutions adopted by the MDI's stockholders approving the transactions contemplated hereby;

          (iii) a certificate of incumbency executed by the Secretary of MDI indicating the current officers and Directors of MDI;

          (iv) certificate of good standing of MDI, from the Secretary of State of Delaware, dated not more than ten (10) days prior to the Closing Date;

            (v) such other certificates, documents or instruments as EAI may reasonably require.

        (d) No material adverse change shall have occurred in the business, results of operations, assets, financial condition, or prospect of MDI, including any judgment, decree, injunction, ruling or order rendered in connection with any pending litigation involving MDI which, in the opinion of EAI, if not successfully appealed would result in such a material adverse change; and

        (e) EAI shall have received such other certificates, documents and instruments as it shall have reasonably required.

    5.2 CONDITIONS TO OBLIGATIONS OF MDI. Notwithstanding any other provisions of this Agreement, each of the following shall be a condition to the obligation of MDI to consummate the Reorganization:

        (a) All of the representations and warranties made by EAI, for itself and on behalf of 622291 and Edwards, and RESI herein shall have been true as of the date of this Agreement and shall be true as of the Closing Date as though made on and as of the Closing Date, it being understood that all representations and warranties made by EAI, for itself and on behalf of 622291 and Edwards, and RESI herein, if specifically stated to be as of the date hereof, shall also be deemed to be made as of the Closing Date;

        (b) EAI, for itself and on behalf of 622291 and Edwards, and RESI shall each have performed every obligation and complied with each agreement, covenant or condition required by this Agreement to be performed or complied with by them prior to or at the Closing Date, and EAI shall have delivered to MDI a certificate dated the Closing Date and signed by its President and its Secretary certifying to the effect set forth in this Section 5.2(b) and in Section 5.2(a);

        (c) MDI shall have received the following documents from EAI, all of which shall be in a form and substance acceptable to MDI:

          (i) a certified copy of the resolutions adopted by the Board of Directors of EAI and RESI approving this Agreement and the transactions contemplated hereby and thereby;

          (ii) certified copies of the resolution adopted by RESI as the sole shareholder of EAI approving the transactions contemplated hereby;

          (iii) a certificate of incumbency executed by the Secretary EAI indicating the current officers and directors of EAI, 622291 and Edwards;

          (iv) certificates of good standing for RESI, 622291 and Edwards from the appropriate authorities, dated not more than ten (10) days prior to the Closing Date; and

          (v) such other certificates, documents or instruments as MDI or its counsel may reasonably require.

        (d) MDI shall have received copies of consents of all third parties necessary for EAI, RESI, 622291 and Edwards to execute, deliver and perform this Agreement, and consents of all third parties having material business relationships with EAI, 622291 and Edwards if consent to or approval of transactions of the nature herein contemplated is or may be required in order to prevent a material adverse change in such business relationship, including but not limited to the acceleration of indebtedness by a lender or a declaration of default by a landlord;

        (e) All permits, approvals and consents which MDI deems reasonably necessary in connection with the Reorganization shall have been obtained;

        (f) No material adverse change shall have occurred in the business, results of operations, assets, financial condition, or prospects of EAI, 622291 and Edwards, including any judgment, decree, injunction, ruling or order rendered in connection with any pending litigation involving EAI, 622291 or Edwards which, in the opinion of MDI, if not successfully appealed would result in such a material adverse change; and

        (g) MDI shall have received such other certificates, documents and instruments as it shall have reasonably requested.

    5.3 MUTUAL CONDITIONS. Each of the following shall be a condition to the obligations of each of the parties to consummate the Reorganization:

        (a) Prior to the Closing Date, no preliminary or permanent injunction or other order by any federal or state court or other agency or body which prevents the consummation of the Reorganization shall have been issued and remain in effect, and there shall not have been instituted to be pending any action or proceeding by any appropriate federal, provincial, state government or governmental agency or instrumentality or court or any other person or entity
(i) challenging or seeking to restrain or prohibit the consummation of the Reorganization or seeking material damages in connection with the Reorganization; (ii) seeking to prohibit MDI's ownership or operation of all or a material portion of EAI's, or 62291's or Edwards' business or assets;

        (b) Prior to the Closing Date, there shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Reorganization by any appropriate federal, provincial or state government or governmental agency or instrumentality or court which would (i) prohibit MDI's ownership or operation of all or a material portion of EAI's, or 62291's or Edwards' business or assets, (ii) render any party unable to consummate the Reorganization or (iii) make such consummation illegal;

        (c) Prior to the Closing Date, MDI shall have had its Registration Statement on Form 10 declared effective by the SEC and shall have had its Common Stock accepted for listing and trading on the NASDAQ SmallCap Market.


                                   ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

    6.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

        (a) by mutual consent of the Boards of Directors of MDI and EAI; or

        (b) by MDI or EAI if the Reorganization shall not have been consummated on or before September 30, 1997; or

        (c) by MDI by notice to EAI if there has been a material breach by EAI or RESI of the representations and warranties of EAI and RESI set forth herein; or

        (d) by MDI by notice to EAI if any of the conditions set forth in Sections 5.2 or 5.3 have not been fulfilled at or prior to the Closing.

        (e) by EAI by notice to MDI if there has been a material breach by MDI of the representations and warranties of MDI set forth herein; or

        (f) by EAI by notice to MDI if any of the conditions set forth in Sections 5.1 or 5.3 have not been fulfilled at or prior to Closing.

    6.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either MDI or EAI as provided above, this Agreement shall forthwith become void and, except for a willful breach, fraud or a breach of the various representations, warranties and covenants contained herein, there shall be no liability hereunder on the part of MDI, EAI, RESI or their respective officers or Directors.

    6.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    6.4 WAIVER. At any time prior to the Closing Date, the parties hereto, by action taken by their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements of the other parties or satisfaction of any of the conditions to its obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

    7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties agree that the representations and warranties in this Agreement or in any exhibit, disclosure schedule, certificate or other instrument delivered pursuant to this Agreement shall survive the consummation of the Reorganization on the Closing Date for a period of three years subsequent to the Closing Date and shall be effective regardless of any investigation which may have been or may be made at the time by or on behalf of the party to whom such representations and warranties are made. In the event that a fact or matter is discovered which the discovering party determines to be a breach of a representation or warranty, it shall promptly notify the other parties hereto in writing.

    7.2 INDEMNIFICATION BY MDI.

        (a) MDI shall be responsible for and hereby indemnifies EAI and RESI and holds them and their respective agents, successors and assigns harmless, at all times from and after the Closing Date of the Reorganization from, against and in respect of:

          (i) all losses, damages and deficiencies resulting from any failure or breach of any representation or warranty, or any breach or non-fulfillment of any covenant or agreement, of MDI made in this Agreement; and

          (ii) all actions, suits, proceedings, claims, demands, assessments, judgments, fines, penalties, amounts paid in settlement costs and expenses (including reasonable attorneys' fees and expenses) incident to any of the foregoing.

        (b) EAI and RESI shall give notice to MDI of any demand for indemnification under this Section 7.2, stating in reasonable detail the nature thereof. If any such demand arises out of a claim made against EAI and RESI by any person or entity not a party to this Agreement or affiliated with a party to this Agreement, such notice shall also state whether EAI or RESI disputes the claim and intends to defend against it. If EAI or RESI shall defend against the claim, MDI shall cooperate with them in such defense, shall make available to them all records and other materials reasonably required by them in such defense, and shall have the right to participate in such defense, but EAI and RESI shall at all times control such defense. If EAI or RESI do not intend to defend against the claim, then within fifteen (15) days after their notice is given, MDI shall, either (i) make payment in full of the claim, (ii) compromise and make payment of the compromised claim, or (iii) notify EAI and RESI that it disputes the claim and intends to defend against it. If MDI shall defend against the claim, EAI and RESI shall cooperate with MDI in such defense, shall make available to MDI all records and other materials reasonably required by MDI in such defense, and shall have the right to participate in such defense, but MDI shall at all times control such defense.

    7.3 INDEMNIFICATION BY EAI .

        (a) EAI shall be responsible for and hereby indemnifies MDI and holds it and its agents, successors and assigns harmless, at all times from and after the Closing Date of the Reorganization from, against and in respect of:

          (i) all losses, damages and deficiencies resulting from any failure or breach of any representation or warranty, or any breach or non-fulfillment of any covenant or agreement, of EAI or RESI made in this Agreement; and

          (ii) all actions, suits, proceedings, claims, demands, assessments, judgments, fines, penalties, amounts paid in settlement costs and expenses (including reasonable attorneys' fees and expenses) incident to any of the foregoing.

        (b) MDI shall give notice to EAI and RESI of any demand for indemnification under this Section 7.3, stating in reasonable detail the nature thereof. If any such demand arises out of a claim made against MDI by any person or entity not a party to this Agreement or affiliated with a party to this Agreement, such notice shall also state whether MDI disputes the claim and intends to defend against it. If MDI shall defend against the claim, EAI and RESI shall cooperate with MDI in such defense, shall make available to MDI all records and other materials reasonably required by MDI in such defense, and shall have the right to participate in such defense, but MDI shall at all times control such defense. If MDI does not intend to defend against the claim, then within fifteen (15) days after notice is given, EAI shall either (i) make payment in full of the claim, (ii) compromise and make payment of the compromised claim, or (iii) notify MDI that it disputes the claim and intends to defend against it. If EAI shall defend against the claim, MDI shall cooperate with EAI in such defense, shall make available to EAI all records and other materials reasonably required by EAI in such defense, and shall have the right to participate in such defense, but EAI shall at all times control such defense. For the purposes of this Section 7.3, MDI shall have the right to enforce its indemnification rights against EAI, RESI, 622291 or Edwards.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

    8.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when mailed by registered or certified mail (return receipt requested and postage prepaid) to the addresses which the parties provide each in accordance with the provisions of this Section 8.1 (or at such other address for a party as shall be specified by like notice).

    8.2 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, in all respects, including validity, interpretation and effect.

    8.3 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    8.4 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect to the maximum extent permitted by law and shall in no way be affected, impaired or invalidated.

    8.5 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any third parties any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise; and (e) may be executed in counterparts which together shall constitute a single agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first-above written.

                                EGYPTIAN ARABIANS INC.


                                By: /s/ David Edwards
                                   ---------------------------------
                                Its: President


                                RESI CORP.


                                By: /s/ David Edwards
                                   ---------------------------------
                                Its: President


                                MERCRISTO DEVELOPMENTS, INC.


                                By: /s/ David Edwards
                                   ---------------------------------
                                Its: President

        THIS AGREEMENT made as of the 30th day of April, 1997, is made

BETWEEN

        MERCRISTO DEVELOPMENTS, INC.

        (hereinafter called "MDI")

AND

        EGYPTIAN ARABIANS INC.

        (hereinafter called "EAI")

AND

        RESI CORP.

        (hereinafter called "RESI")


WHEREAS it is intended that pursuant to an agreement of purchase and sale dated as of April 10, 1997 between E.S.I. Holdings Limited ("Holdings") and E.S.I. Securities Inc. ("Securities"), Holdings will agree to sell and Securities will agree to purchase certain land known municipally as 240 Argyle Avenue, Ottawa, Ontario (the "Land") on the terms and conditions as set out in the agreement of purchase and sale (the "Securities Transaction");

AND WHEREAS it is intended that pursuant to an agreement of purchase and sale dated as of April 10, 1997 between Securities and 622291 Ontario Limited ("622291"), Securities will agree to sell and 622291 will agree to purchase the Land on the terms and conditions as set out in the agreement of purchase and sale (the "622291 Transaction");

AND WHEREAS it is intended that the Securities Transaction and the 622291 Transaction shall take place prior to (i) the sale of shares in the capital stock of 622291 from David Edwards, Patricia Edwards and The Edwards Children's Trust to RESI and from RESI to EAI (the "Edwards Reorganization") and (ii) the sale of shares in the capital stock of EAI from RESI to MDI pursuant to an Agreement and Plan of Reorganization dated as of April 30, 1997 among MDI, EAI and RESI (the "Mercristo Transaction");

AND WHEREAS it is intended that the Mercristo Transaction shall close in escrow pending fulfillment of the following conditions: acceptance of the common shares in the capital stock of MDI for trading on NASDAQ; registration of MDI Common Stock with the Securities

Exchange Commission; and any other conditions as may be agreed to between the parties (the "Escrow Conditions:);

AND WHEREAS it is intended that the Securities Transaction, the 622291 Transaction, the Edwards Reorganization and the Mercristo Transaction are interrelated and that the parties intend that no Transaction shall be finally completed unless all Transactions are finally completed;

NOW THEREFORE in consideration of the premises and of the covenants contained herein, the sum of $1 paid by each of the parties to the other parties hereto and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. The Mercristo Transaction shall close in escrow effective April 30, 1997, pending satisfaction of the parties that the Escrow Conditions will be fulfilled. Until such time, it is the intention of the parties that all documentation and payments relating to the Mercristo Transaction shall not be delivered to the other parties entitled thereto but shall remain in the possession of the attorneys for MDI, Harter, Secrest & Emery (the "Escrow Agent"). The parties agree that if they are satisfied that the Escrow Conditions will be fulfilled, they shall provide a joint written direction to the Escrow Agent that all documentation and payments relating to the Mercristo Transaction shall be delivered to the parties entitled thereto so that the escrow shall be lifted and the Mercristo Transaction shall be finally closed. The parties agree that if they are not satisfied that the Escrow Conditions will be fulfilled, they shall provide a joint written direction to the Escrow Agent that all documentation and payments relating to the Mercristo Transaction be returned to the parties who executed the same so that the Mercristo Transaction shall be null and void. Until such time as the written direction to the Escrow Agent shall be made, RESI shall not be deemed to have delivered any shares of EAI to MDI and MDI shall not be deemed to have issued any shares of MDI to RESI.

2. The parties hereto agree that each shall with reasonable diligence proceed to take all action to do all things and provide reasonable assurances as may be required to consummate the transaction contemplated herein, and the parties agree to provide such further documents or instructions required by the other parties as may be necessary to effect the purpose of this Agreement and carry out its provisions, whether prior to or after closing.

3.  This Agreement will be governed by the laws of the State of Delaware.

4. This Agreement represents the entire understanding of the parties and no modifications thereof or additions thereto will be binding unless in writing, having direct reference to this Agreement and executed by all the parties.

5. This Agreement shall enure to the benefit of and be binding upon the parties hereto, their successors and assigns.


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

IN WITNESS WHEREOF the parties hereto have executed this agreement.


                                MERCRISTO DEVELOPMENTS, INC.

                                /s/ David Edwards
                                --------------------------------
                                Name: David Edwards
                                Title: President


                                EGYPTIAN ARABIANS, INC.

                                /s/ David Edwards
                                --------------------------------
                                Name: David Edwards
                                Title: President


                                RESI CORP.

                                /s/ David Edwards
                                --------------------------------
                                Name: David Edwards
                                Title: President



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